Exhibit 10.27

LEASE AGREEMENT dated August, 12 2009

KAM HING REALTY-NYC, LLC, Landlord

WILSHIRE STATE BANK, Tenant

TABLE OF CONTENTS

Caption	Article	Page

Acknowledgments	—	38
Acts of Invitees, et al.	5.04	21
Additional Areas/License	1.03	4
additional rent	3.01	12
Alterations	4.03	17
As Is	1.02	4
Assignment and Subletting	7.01	24
Attorneys’ Fees and Costs	11.14	33
Basement	1.06	5
Broker	11.05	31
Captions	11.08	32
Changes and Additions to Buildings	4.02	16
Compliance with Laws	3.05	14
Covenants	11.06	31
Default	6.01	21
Definitions	11.09	32
Demised Premises	1.01	4
Due Authorization	11.10	33
Eminent Domain	9.02	29
Entire Agreement	11.13	33
Estoppels	8.02	27
Force Majeure	2.02	6
Hazardous Materials	12.01	34
Hold Harmless	5.03	20
Holdover	11.04	30
Invalidity of Particular Provisions	11.12	33
Landlord’s Covenant of Quiet Enjoyment	11.01	30
Landlord’s Liability	4.05	19
Landlord’s Obligations	4.01	16
Landlord’s Right to Enter	4.04	18
Late Charges	2.06	7
Lease Term	2.01	5
Liability Insurance	5.01	20
Mechanic’s Liens	4.06	19
Mutual Waiver	11.15	33
No Attornment	2.05	7
No Waiver	6.02	23
No Waste	11.02	30
Notices	11.07	31
Option to Extend Lease	2.12	9
Past Rent Due	2.07	7
Plate Glass	5.02	20

Caption	Article	Page

Real Estate Taxes	3.02	12
Recording	11.11	33
Remedies Cumulative	6.06	24
Rent Payment	2.03	6
Rent Schedule	2.04	6
Restoration	9.01	28
Restoration of Security	2.09	8
Return of Security	2.11	8
Right to Cancel — Tenant	2.13	10
Right to Cancel — Landlord	2.14	11
Rubbish	3.07	16
Rules and Regulations	13.01	35
Security	2.08	8
Security Gates	10.02	30
Sidewalk	1.05	5
Signage	10.01	29
Subordination and Non-Disturbance	8.01	26
Surrender	11.03	30
Tenant’s Utilities	3.06	15
Tenant’s Proportionate Share	3.04	14
Transfer of Security	2.10	8
Use	1.04	5
Venue	6.05	23
Waiver of Jury Trial	6.03	23
Waiver of Landlord’s Lien	11.16	33
Waiver of Redemption	6.04	23
Water/Sewer Charges and Gas	3.03	14

Schedule Al	-	Demised Premises Floor Plan
Schedule A2	-	Landlord’s Work
Schedule B	-	Surrender Declaration
Schedule C	-	Subordination, Non-Disturbance And Attornment Agreement
Schedule D	-	Tenant’s Plans

AGREEMENT OF LEASE made as of this 12th day of August, 2009, between KAM HING REALTY-NYC, LLC, having an office at 308 Fifth Avenue, New York, New York 10001, LANDLORD and WILSHIRE STATE BANK, a California banking corporation, with offices at 3200 Wilshire Blvd., 7th Floor Los Angeles, California 90010, TENANT;

WITNESSETH:

ARTICLE I

1.01         DEMISED PREMISES    In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of Tenant to be observed and performed, Landlord demises and leases to Tenant, and Tenant rents from Landlord, the ground floor, excepting the common area vestibule thereof, the second floor and the basement, subject to Landlord’s right of access to the basement hereinafter set forth, in that building known as and by the street address 308 Fifth Avenue, New York, New York 10001 (the “Building”), which premises consists of approximately 7,544 square feet of floor area, and which is hereinafter referred to as the ‘‘Demised Premises” and more particularly shown on the attached Schedule A-1.

1.02         AS IS    Tenant represents that neither Landlord’s agents nor any broker or salesman or any person has made any representation with respect to said Building or Demised Premises except as herein expressly set forth. Tenant shall accept the Demised Premises in its “as is” condition as of the date hereof; subject to same being in “broom-clean” condition, vacant and free of all tenancies or occupancies, free of all building code violations and in compliance with all applicable laws and fire codes, and that the Building systems serving the Demised Premises shall be in good and working order and further subject to completion of Landlord’s Work described and set forth and defined in Schedule A-2 hereof. Notwithstanding the foregoing, Landlord shall be responsible for any latent defects in the Demised Premises including, without limitation, the Building systems serving same, for a period of one (1) year following the Rent Commencement Date.

1.03         ADDITIONAL AREAS/LICENSE    (a) The use and occupation of the Demised Premises by Tenant shall include the use, in common with others entitled to such use, of the common areas, vestibule, elevator, internal stair and halls, and other facilities as may be designated from time to time by Landlord, but excluding those located within the Demised Premises, subject, however, to the terms and conditions of this Agreement, and to reasonable rules and regulations for the use thereof as prescribed, in writing, from time to time by Landlord. Such additional areas are specifically not included in the “Demised Premises” and are in the sole control of Landlord, including the right to lease or license such common areas.

(b)           All common areas and facilities not within the Demised Premises, which Tenant may be permitted to use, are to be used under a license, and if the amount of such areas be diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall the diminution of such areas be deemed constructive or actual eviction; provided that same does not adversely affect Tenant’s access to and/or the use and occupancy of the Demised Premises as contemplated herein.

(c)           Tenant and Tenant’s employees and agents shall not solicit or conduct business or display merchandise in the common areas, nor shall Tenant distribute any handbills or other advertising matter in the common areas or to customers in the common areas.

(d)           The provisions of this Article 1.03 (a), (b) and (c) to the contrary notwithstanding, Tenant shall have the right to install an automatic teller machine (“ATM”) and/or deposit box through its outside front wall on the ground floor of the Building such that Tenant’s customers may access and use the ATM and/or deposit box from the sidewalk, as Tenant may determine and as allowed by applicable law, rule or regulation.

1.04         USE    Tenant shall use and occupy Demised Premises for a bank branch and administrative and general offices, and no other purpose. Tenant will not use, or permit or suffer the use of, the Demised Premises for any other business or purpose, except with the prior consent of Landlord. Landlord agrees that no other portion of the Building shall be used or operated for retail banking during the term of this Lease and any extensions thereof. This restriction upon further retail banking includes making loans, accepting deposits, cashing checks, trust services, safe deposit box rental, issuance of letters of credit, bank acceptances; or other banking facilities, cash management, ATM services and other services customarily associated with retail banks.

1.05         SIDEWALK    Tenant shall be responsible for performing or engaging such services, as required, to remove snow, ice, litter and debris from the sidewalk abutting the Building. Maintenance of the sidewalk area in front of the Building shall be the responsibility of Tenant.

1.06         BASEMENT    Tenant acknowledges that its use of the basement is at its own risk, subject to the certificate of occupancy of the Premises. Landlord makes no representations or warranties to Tenant as to the fitness of the basement space for any use, including storage, and Landlord shall not be liable to Tenant for damages sustained to Tenant’s property in the basement by any cause except Landlord’s and/or Landlord’s agents’, employees’ or contractors’ negligence and subject to Article 4.05 hereof.

ARTICLE II

2.01         LEASE TERM    (a) The term of this Lease (the “Lease Term”) shall commence as of the Commencement Date, hereinafter defined, and shall end on the last day of that month following the tenth (10th) anniversary of the Mark Date, hereinafter defined (the “Expiration Date”), unless sooner terminated or extended as provided for herein.

(b)            The “Commencement Date” is that date on which possession of the Demised Premises is delivered to Tenant with all of Landlord’s Work substantially completed, subject to punch list items, and otherwise as required under this Lease. The Commencement Date shall be confirmed by letter agreement between the parties; provided that the parties failure to enter into same shall have no effect on the actual Commencement Date.

(c)           The first Lease Year shall include that portion of the month from the Commencement Date to the last day of the month in which the Commencement Date occurs, and, in addition, from the first day of the month following the Commencement Date (the “Mark Date”) to the day immediately preceding the first anniversary of the Mark Date. Successive Lease Years shall follow consecutively from the first anniversary of the Mark Date.

(d)           Landlord shall deliver possession of the Demised Premises to Tenant on or before September 30, 2009. In the event that Landlord is unable to deliver the Demised Premises on or before September 30, 2009, then Tenant shall receive an abatement of Base Rent of two (2) days for each day from and after October 1, 2009 that Landlord fails to deliver possession of the Demised Premises to Tenant. The abatement shall be increased to three (3) days for each day from and after November 1, 2009 that Landlord fails to deliver possession of the Demised Premises to Tenant. In the event that possession is not delivered to Tenant and the Commencement Date is not established on or before December 1, 2009, then and at any time on or after December 1, 2009, Tenant shall have the right to continue to accrue the abatement of rent or to cancel this Lease and obtain a refund of the Lease security and first month’s rent paid upon execution hereof.

2.02         FORCE MAJEURE    In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strike, lockouts, labor trouble, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, or other reason of a like nature, not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of such delay. The provisions of this section shall not operate to excuse Tenant from the prompt payment of rent, additional rent, or any other payments required by the terms of this Lease.

2.03         RENT PAYMENT    Tenant covenants and agrees to pay to Landlord during the term of this Lease at the annual Base Rental rates set forth in Article 2.04 below without notice or demand and without abatement, deduction or set-off of any amount whatsoever, except as and if hereinafter specifically provided, which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, in equal monthly installments in advance on the first day of each month during said term, at the office of Landlord or such other place as Landlord may designate, except that Tenant shall pay the first monthly installment on the execution hereof.

2.04         RENT SCHEDULE    (a) Tenant covenants and agrees to pay to Landlord during the term of this Lease the following Base Rent:

PERIOD (in Lease Years)		ANNUAL BASE RENT		MONTHLY BASE RENT

First	-	$371,652.00	-	$30,971.00
Second	-	$382,800.00	-	$31,900.00
Third	-	$394,284.00	-	$32,857.00
Fourth	-	$406,116.00	-	$33,843.00
Fifth	-	$418,296.00	-	$34,858.00
Sixth	-	$430,848.00	-	$35,904.00
Seventh	-	$443,772.00	-	$36,981.00
Eighth	-	$457,080.00	-	$38,090.00
Ninth	-	$470,796.00	-	$39,233.00
Tenth	-	$484,920.00	-	$40,410.00

(b)           (i)    The foregoing provisions to the contrary notwithstanding, Tenant’s obligations to pay Base Rent and additional rent are abated for the four (4) month period commencing on the Commencement Date and terminating on that date which is four (4) months from the Commencement Date (the “Rent Commencement Date”). In the event that the Rent Commencement Date is not the first day of the month, then Tenant shall apportion and pay the monthly installment of Base Rent, on a per diem basis, until the first day of the month next succeeding the Rent Commencement Date, and thereafter the Base Rent shall be payable as hereinabove provided. The first monthly installment of Base Rent paid upon execution of the Lease and referred to in Article 2.03 above shall be applied to the month next succeeding the Rent Commencement Date.

(ii)    In addition to all other abatements of Base Rent and additional rent hereunder, Tenant shall receive a further abatement of Base Rent of fifteen thousand ($15,000.00) dollars, which is the agreed upon cost of construction of the demising wall between the Demised Premises and the common area vestibule, which demising wall will be constructed by Tenant at Tenant’s expense until reimbursed pursuant to this Article 2.04(b)(ii). The Tenant’s rent abatement pursuant to this sub-Article 2.04(b)(ii) shall by applied to the Base Rent due to Landlord as of the Rent Commencement Date and thereafter, and after those abatements of rent pursuant to Article 2.01(d), if any, until Tenant is fully reimbursed for its construction costs aforesaid.

2.05       NO ATTORNMENT    All checks tendered to Landlord as and for the rent of the Demised Premises shall be deemed payment for the account of Tenant. Acceptance by Landlord of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Landlord by the payor of such rent, or as a consent by Landlord to an assignment or subletting by Tenant of the Demised Premises to such payor, or as a modification of the provisions of this Lease, except by writing, signed by Landlord, explicitly consenting to such assignment or subletting or accepting any such Lease modification.

2.06         LATE CHARGES    In the event that the Base Rent or additional rent reserved herein is not received by Landlord within ten (10) days after the due date, a late charge equal to four (4%) percent of the late payment shall accrue and become immediately due and payable to Landlord. The foregoing notwithstanding, no late charge shall accrue or be due and payable upon Tenant’s failure to timely pay Base Rent or additional rent, as aforesaid, until the second such occasion in any twelve (12) month period.

2.07         PAST RENT DUE    If Tenant shall fail to pay Base Rent and/or additional rent after the same is due and payable and after lapse of the “grace” period described in Article 2.06 above, if applicable, and after five (5) business days after notice of such failure from Landlord, then such unpaid amounts shall bear interest from the original due date thereof to the date of payment at the rate of twelve (12%) percent per annum or maximum legal rate of interest, whichever is lower.

2.08         SECURITY    Tenant shall deposit with Landlord the sum of $31,829.00 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. It is agreed that in the event Tenant defaults, beyond applicable notice, grace and cure periods, in respect of any of the terms, provisions and conditions of this Lease, including but not limited to, the payment of Base Rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Base Rent and/or additional rent as to which Tenant is in default, beyond applicable notice, grace and cure periods, or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default, beyond applicable notice, grace and cure periods, in respect to any of the terms, covenants and conditions of this Lease, including but not limited to, any damages or deficiency in the re-letting of the Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Tenant shall not be permitted to apply the security deposit to any Base Rent or additional rent payment at any time during the term of this Lease. If Tenant fails to deliver the Premises in the condition as required pursuant to this Lease, whether at the expiration of the term or sooner termination, Landlord may without notice or further authority use the security deposit to repair, clean or maintain the Demised Premises pursuant to the terms of this Lease and shall return any excess not so applied to Tenant as set forth herein.

2.09         RESTORATION OF SECURITY    Should the entire security deposit, or any portion thereof, be appropriated and applied by Landlord for the payment of Base Rent or additional rent or other sums due and payable to Landlord by Tenant hereunder, or if the Tenant fails to maintain the Premises as required and Landlord uses the security deposit then on hand to make such repairs or perform such maintenance as is required, then Tenant shall, upon the written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore said security to the original sum deposited within ten (10) business days after receipt of demand. Failure to make the payment required herein shall constitute a default.

2.10         TRANSFER OF SECURITY    In the event of a sale of the land and Building or leasing of the Building of which the Demised Premises form a part, Landlord shall have the right to transfer the security to the vendee or lessee and, upon acknowledgement by such vendee or lessee to Tenant of its receipt of the security, Landlord shall thereupon be released by Tenant from all liability for the return of such security, and Tenant agrees to look solely to the new Landlord for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord.

2.11         RETURN OF SECURITY    In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned without interest to Tenant within thirty (30) days after the date fixed at the end of the Lease and delivery of possession of the entire Demised Premises to Landlord.

2.12         OPTION TO EXTEND LEASE    (a) Provided that Tenant is not in default, beyond applicable notice, grace and cure periods, of any of the terms and conditions hereunder, it shall have the option to extend this Lease under the same terms and conditions for one (1) additional five (5) year period (the “Extension Term”), except that the Base Rent to be paid during the Extension Term shall be as determined below. The Extension Term  shall commence on eleventh anniversary of the Mark Date and expire on the day prior to the sixteenth anniversary of the Mark Date, unless sooner terminated pursuant to the terms hereof. The option to extend the Lease must be exercised by Tenant on or prior to that date which is nine (9) months before the expiration of the Lease Term.

(b)           The parties shall have sixty (60) days after Landlord receives the notice of election to exercise option in which to agree on Base Rent for the first Lease Year of the Extension Term. If the parties agree on the Base Rent for the first year of the Extension Term during that sixty (60) day period, then they shall immediately execute an amendment to this Lease stating the Base Rent.

(c)           If the parties are unable to agree on the Base Rent for the first Lease Year of the Extension Term within that sixty (60) day period, then within thirty (30) days after the expiration of such 60 day period the parties shall appoint a real estate appraiser with at least 5 years’ full-time commercial appraisal experience in the area in which the Building is located to appraise and set the Base Rent for the first Lease Year of the Extension Term. If the parties cannot agree upon an appraiser within thirty (30) days, then within ten (10) days after the expiration of such 30 day period each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years’ full-time commercial appraisal experience in the area in which the Building is located to appraise and set the Base Rent for the first Lease Year of the Extension Term. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the Base Rent for the first year of the Extension Term. If the two (2) appraisers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to set the Base Rent for the first Lease Year of the Extension Term. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, the appraisers shall elect a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last day the two (2) appraisers are given to set the Base Rent. If they are unable to agree on the third appraiser, either of the parties to this Lease by giving ten (10) days notice to the other party may apply to the then president of the New York County real estate board, or to the presiding judge of the Supreme Court of New York County, for the selection of a third appraiser who meets the qualifications stated in this paragraph. Each of the parties shall bear one half of the cost of appointing the third appraiser and of paying the third appraiser’s fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

(d)           Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set the Base Rent for the first Lease Year of the Extension Term. If a majority of the appraisers are unable to set the Base Rent within the stipulated period of time, the three (3)

appraisals shall be added together and their total divided by three (3); the resulting quotient shall be the Base Rent for the Demised Premises for the first Lease Year of the Extension Term.

(e)           However, if the low appraisal and/or the high appraisal are more than fifteen (15%) percent lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two (2); the resulting quotient shall be the Base Rent for the Demised Premises for the first Lease Year of the Extension Term. If both the low appraisal and the high appraisal are disregarded as stated in this paragraph, the middle appraisal shall be the Base Rent for the Demised Premises for the first Lease Year of the Extension Term

(f)            After the Base Rent for the first Lease Year of the Extension Term has been set, the appraisers shall immediately notify the parties. If Tenant objects to the Base Rent that has been set, Tenant has the right to have this Lease expire at the end of the Lease Term, provided that Tenant pays all the reasonable out of pocket costs in connection with the appraisal procedure that set the Base Rent. Tenant’s election to allow this Lease to expire at the end of the Lease Term must be exercised within thirty (30) days after receipt of notice from the appraisers of the Base Rent for the first year of the Extension Term. If Tenant does not exercise its election within the thirty (30) day period, the Lease Term shall be extended as provided in this Article.

(g)           Until the Base Rent for the first Lease Year of the Extension Term is determined, as hereinabove provided, Tenant shall continue to pay the monthly Base Rent of the preceding Lease Year. Upon determination of the Base Rent for the first Lease Year of the Extension Term, Tenant shall forthwith remit the difference between the Base Rent it had been paying during the Extension Term, pursuant to the preceding sentence hereof, and the monthly Base Rent amount, as determined for the first Lease Year of the Extension Term, for the lapsed months of the Extension Term.

(h)           The Base Rent for each of the second (2nd) through fifth (5th) Lease Years of the Extension Term will be three (3.0%) greater than the Base Rent paid by Tenant in the immediately preceding Lease Year during the Extension Term.

2.13         RIGHT TO CANCEL-TENANT    (a) Tenant shall have the right to cancel the Lease at any time after the expiration of the seventh (7th) Lease Year upon the following terms and conditions:

(i)            Tenant gives Landlord at least fifteen (15) months prior written notice of its intention to vacate on a date specified in such notice (the “Vacate Date”); and

(ii)           Tenant vacates the Demised Premises on the Vacate Date and delivers to Landlord vacant, unencumbered possession of the Demised Premises, free and clear of all tenants, subtenants, occupants and any rights of tenants, subtenants or occupants, and of all liens and/or rights to impose liens obtained by tenants, subtenants or occupants; and

(iii)         Tenant signs and delivers to Landlord on the Vacate Date a Surrender Declaration in form annexed as Schedule B; and

(iv)                               Tenant tenders to Landlord on or before the Vacate Date the keys to the Demised Premises.

(b)                                 The Tenant’s right to cancel, as set forth in Article 2.13(a) above, shall not be carried into the Extension Term.

2.14                           RIGHT TO CANCEL-LANDLORD    (a)  If Landlord shall determine to demolish the entire Building of which the Demised Premises forms a part for reasons other than a casualty or condemnation, then and in such event Landlord shall have the right to cancel this Lease and the term demised herein, at any time after the expiration of the seventh (7th) Lease Year, including any Extension Term, upon the following terms and conditions:

(i)                                    Landlord gives Tenant prior written notice (the “Termination Notice”) during the term of this Lease, which Termination Notice shall specify a cancellation date (the “Cancellation Date”) which shall be at least fifteen (l5) months after the date of the Termination Notice and shall fall on the last day of a calendar month; and

(ii)                                Upon Tenant delivering to Landlord vacant, unencumbered possession of the Demised Premises, free and clear of all tenants, subtenants, occupants and any rights of tenants, subtenants or occupants, and of all liens and/or rights to impose liens obtained by tenants, subtenants or occupants, on or before the Cancellation Date, Landlord shall pay to Tenant: (A) the unamortized cost of Tenant’s leasehold improvements and (B) three (3%) percent of the unamortized cost of Tenant’s leasehold improvements from the Commencement Date until the Cancellation Date. Tenant will be provided an abatement of six (6) months then current Base Rent commencing from the Termination Notice. For the purposes of this Article 2.14(a)(ii), leasehold improvements shall be deemed completely amortized over ten (10) years.

(b)                                 The parties acknowledge that in the event Landlord exercises its right under Article 2.14(a), then it is essential that the Landlord have possession of the Demised Premises free of tenancies and of all rights of occupancy on or before the Cancellation Date. Tenant covenants and agrees (i) that this Lease shall terminate on the Cancellation Date with the same force and effect as though said date were initially set forth as the expiration date, and (ii) to vacate the Demised Premises by no later than the closing of business on the Cancellation Date and agrees that time shall be of the essence with respect to such time and date..

(c)                                  If Tenant fails for any reason to vacate the Demised Premises by the close of business on the Cancellation Date, then Tenant agrees that the measure of damages to be sustained by Landlord as a result thereof are substantial, but unascertainable as of the date of execution of this Lease and, therefore, Tenant agrees to pay for use and occupancy of the Demised Premises at the rate of 200% of the then current Base Rent, plus additional rent for each and every day that Tenant shall remain in possession of the Demised Premises beyond the Cancellation Date. Nothing herein contained shall be deemed to constitute consent of Landlord to Tenant remaining in possession of the Demised Premises beyond the Cancellation Date.

(d)                                 If Landlord delivers to Tenant a Termination Notice as aforesaid, and thereafter fails to actually demolish the entire Building within twenty (20) months from the Cancellation

Date, then Landlord shall pay to Tenant the additional sum of Three Hundred Thousand ($300,000.00) Dollars as and for liquidated damages resulting from such early termination of this Lease. Landlord’s obligations hereunder shall survive the termination of this Lease.

ARTICLE III

3.01                           ADDITIONAL RENT    Whenever under the terms of this Lease any sum of money is required to be paid by Tenant in addition to the Base Rent herein reserved, and said additional amount so to be paid is not designated as “additional rent,” or provision is not made in the Article covering such payment for the collection of said amount as “additional rent”, then said amount shall nevertheless, at the option of Landlord, if not paid when due, be deemed “additional rent” and collectible as such with any installment of rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any sum at the time the same became due and payable hereunder, or limit any other remedy of Landlord. Failure to pay such items when due shall constitute a default, after expiration of all applicable notice, grace and cure periods pursuant to the terms of this Lease.

3.02                           REAL ESTATE TAXES    (a) Commencing July 1, 2010, Tenant shall pay to Landlord, as additional rent hereunder, sixty-two and five-tenths (62.5%) percent of Real Estate Taxes (“Tenant’s Tax Share”) in excess of the Real Estate Taxes paid in the base tax fiscal year period commencing July 1, 2009 and ending June 30, 2010 (the “Base Year”). “Real Estate Taxes” shall include, but not be limited to the total of all taxes and expenses or other assessments (including business/special improvement district assessments) levied, assessed or imposed at any time by any governmental authority upon or against the land on and Building in which the Demised Premises is located identified by the New York County Tax Block and Lot Numbers as follows: Section 3, Block 833, Lot 42. In the event that Landlord shall construct an addition or enlargement of any floor, or construct additional floor(s), to the Building, then Tenant’s Tax Share of the Real Estate Taxes shall be adjusted to be that percentage which is 62.5% minus one-half (1/2) of that percentage obtained by dividing the square footage of the addition or enlargement by the present square footage of the Building. Any payment of interest for late payment of Real Estate Taxes shall not be included in the definition of Real Estate Taxes and shall be the sole responsibility of Landlord. All refunds, rebates and discounts received by Landlord in connection with such Real Estate Taxes shall be deducted and Landlord’s reasonable out of pocket costs to obtain same, if any, shall be added prior to the calculation of Tenant’s Tax Share for those periods when such Real Estate Taxes are paid or payable by Tenant.

(b)                                 Amounts payable under this Article shall be due and payable without set-off or deduction, within thirty (30) days after Landlord renders a bill therefor to Tenant, together with a copy of the tax bill for the Building for the Tax Year in question and the tax bill for the Base Year. Copies of bills submitted by Landlord for any items included in Real Estate Taxes shall be sufficient and conclusive evidence of the amount of Real Estate Taxes and shall be deemed conclusive and binding upon Tenant for purposes of calculation of the amount of additional rent to be paid by Tenant pursuant to this Article, unless Tenant notifies Landlord within one hundred eighty (180) days after receipt of such statement that Tenant disputes the correctness thereof. Pending resolution of such dispute, Tenant shall pay the additional rent in accordance therewith, but such payment shall be without prejudice to Tenant’s position. Any additional rent payable pursuant to this Article for a portion of a Tax Year shall be adjusted in proportion to the number of days in such Tax Year during which this Lease is in effect. A “Tax Year” is equivalent to the New York City fiscal year, currently July 1st to June 30th. The obligation of Tenant with respect to any additional rent pursuant to this Article applicable to the last Tax Year of the Lease Term or Extension Term, shall survive the expiration of the Lease Term or Extension Term subject to the following sentence. Landlord’s failure to render bills for Real Estate Taxes under the provisions of this Article shall not prejudice its right to thereafter render said bill or bills for such fiscal year or any subsequent fiscal year, so long as Landlord delivers same within one (1) year of the end of any such fiscal year. The Base Rent reserved and covenanted to be paid herein by Tenant to Landlord shall in no way be increased or decreased or otherwise affected or imposed by reason of this Article.

(c)                                  In lieu of the collection method described in Article 3.02(b) above, Landlord may elect to collect the Real Estate Taxes as hereinafter set forth. Commencing July 1, 2010, and on the first day of each month thereafter during the term hereof, Tenant shall pay, together with each monthly installment of Base Rent, one twelfth (l/12th) of Tenant’s Tax Share of the Real Estate Taxes for the current Tax Year, if available, in excess of the Base Year Real Estate Taxes. If the amount of such current Real Estate Taxes is not available, Tenant shall pay one-twelfth (l/12th) of Tenant’s Tax Share of Real Estate Taxes, above the Base Year Real Estate Taxes, based upon the Real Estate Taxes paid during the immediately preceding Tax Year until the amount of current Real Estate Taxes is made available. Upon the amount of current Real Estate Taxes being made available, Tenant shall forthwith remit the difference between the Tenant’s Tax Share of Real Estate Taxes it had been paying pursuant to the preceding sentence hereof and the Tenant’s Tax Share of Real Estate Taxes, as made available, for the lapsed months of the new Tax Year. In the event that Tenant’s actual Tax Share of Real Estate Taxes is less than the Tax Share of Real Estate Taxes Tenant had been paying as aforesaid, then Landlord shall credit against rent and/or promptly refund to Tenant any such overage paid to Landlord, which obligation shall survive the expiration or earlier termination of this Lease.

(d)                                 If the Real Estate Taxes for any Tax Year shall be reduced after Tenant shall have paid Tenant’s Tax Share of such Real Estate Taxes, then Landlord shall refund to Tenant within sixty (60) days thereafter Tenant’s Tax Share of the net refund received by Landlord after deduction of Tenant’s Tax Share of reasonable out of pocket expenses, including fees of attorneys and real estate professionals, incurred by Landlord in connection with reducing the assessed valuation and obtaining the refund. If the Real Estate Taxes for any Tax Year shall be reduced before having been paid, the amount of Landlord’s reasonable costs and expenses of obtaining such reduction (but not exceeding the amount such reduction) shall be added to and be deemed part of the Real Estate Taxes for such Tax Year. For purposes of this Lease, in the event that in any Tax Year Real Estate Taxes are reduced to an amount less than Real Estate Taxes for the Base Year, Real Estate Taxes shall nevertheless be deemed to be equal to the Real Estate Taxes for the Base Year.

(e)                                  Only the installments due during any Lease Year shall be included in the Real Estate Taxes for that Lease Year; any portion of any assessment deemed payable after the term of this Lease, or any extension of the Lease, shall not be Tenant’s obligation.

(f)                                    Landlord warrants and represents to Tenant that none of the expenses included within Real Estate Taxes shall be included within any other charge payable under this Lease.

(g)                                 Anything contained herein to the contrary notwithstanding, in no event shall Tenant be obligated to pay any estate, inheritance, succession, capital levy, corporate franchise, gross receipts, transfer or income tax of Landlord, or any charges in replacement or substitution of or similar in character to the foregoing, nor shall any of the same be deemed taxes payable by Tenant hereunder, unless the same be imposed in lieu of the taxes and assessments payable by Tenant hereunder, and then only to the extent that any such tax is solely applicable to commercial property owners and the same would be payable if the Building were the only property of Landlord subject to such alternate tax. In the event a tax is levied in substitution for a tax which Landlord presently pays without reimbursement from Tenant, Landlord shall pay such new tax without reimbursement from Tenant.

(h)                                 In the event Landlord elects to cause one or more separate tax lots to be established for components of the Building, Tenant’s payment of its Tax Share of the Real Estate Taxes will, in no event, be greater than it would otherwise have been had Landlord not elected to cause separate tax lots to be established.

(i)                                     Landlord’s and Tenant’s obligations under this Article 3.02 shall survive termination of this Lease.

3.03                           WATER/SEWER CHARGES and GAS    (a) Tenant shall pay to Landlord as additional rent within thirty (30) days of demand therefor, together with evidence of the charges therefor from the respective utility company, a sum equal to Tenant’s proportionate share of all water charges, sewer rents and gas costs (“Water/Sewer & Gas Costs”) that Tenant’s floor area bears to all floor are in the Building, as such items shall become payable.

(b)                                 Landlord, in its sole discretion, may provide Tenant with a reasonably estimated annual budget based on the prior calendar year charges evidenced to Tenant for Water/Sewer & Gas Costs for the Building, in which event Tenant agrees to pay on the first day of each month, in equal monthly installments without notice or demand therefor, its proportionate share of this estimate. Landlord will provide an itemized accounting at the end of the fiscal year of all Water/Sewer & Gas Costs incurred during the preceding period, at which time Tenant shall be either credited or assessed for the difference between the estimated and actual Water/Sewer & Gas Costs. All assessments shall be paid within thirty (30) days of demand, together with evidence of the charges therefor from the respective utility company.

3.04                           TENANT’S PROPORTIONATE SHARE    For the purposes of this Lease, the Tenant’s floor area is 7,544 square feet. The total floor area of the Building is 14,297 square feet. Tenant’s proportionate share of Water/Sewer & Gas Costs is 53% [7,544 ÷ 14,297].

3.05                           COMPLIANCE WITH LAWS    (a)  Subject to Landlord’s Work being completed in compliance with all applicable laws, Tenant agrees at its own cost and expense to keep the Demised Premises in such order and condition as shall conform to all applicable orders, rules and regulations of all municipal, state and federal departments, boards, commissions and governmental agencies now existing or hereafter created and, at its own cost and expense, promptly execute and comply with all laws, rules, ordinances and regulations now in force or hereafter enacted which affect the Demised Premises, exclusive of any structural requirements which shall be Landlord’s sole obligation.

(b)                                 Subject to Landlord’s Work being completed in compliance with all applicable laws, Tenant further agrees to comply, at Tenant’s cost and expense, with all orders, regulations, rules and recommendations, whenever issued, of the New York Board of Fire Underwriters or of any similar organization and also to comply with the recommendations and requirements of any insurance company which insures or participates in insuring the Demised Premises against loss by fire, exclusive of any structural requirements which shall be Landlord’s sole obligation.

(c)                                  Any provision of this Lease to the contrary notwithstanding, Tenant’s obligation to comply with Federal, state, municipal and other laws, rules, ordinances and the like, and pertaining to structural alteration or modification of the Demised Premises, shall be applicable to only the “particular manner in which Tenant conducts its business in the Demised Premises;” and Tenant’s obligation to comply with any such law, rule or ordinance, and pertaining to non-structural alterations or modifications of the Demised Premises, shall be applicable to the Demised Premises generally, without regard to the “particular manner in which Tenant conducts its business in the Demised Premises.”

3.06                           TENANT’S UTILITIES    (a)  Landlord shall not be required to furnish or supply heat, air-conditioning or electricity to Tenant and/or the Demised Premises, subject to Landlord’s Work, and Landlord’s other obligations set forth herein. Landlord shall cooperate with Tenant in Tenant’s efforts to obtain telephone and cable television service to the Demised Premises. Tenant may use the existing heating and air conditioning equipment and any other Buildings systems serving the Demised Premises and shall maintain same in safe operating condition and shall surrender same at the expiration of the term of this Lease in the same condition as at the date hereof, less reasonable wear and tear and Landlord’s repair obligations hereunder. Tenant agrees to obtain and keep in continuous force and effect a maintenance contract for the heating and air conditioning equipment and to maintain same in the ordinary course as a condition to Landlord’s obligation to repair or replace the condenser, evaporator and/or compressor components thereof.

(b)                                 The Demised Premises is or shall be, at Landlord’s sole cost, separately metered for electricity. Tenant agrees to pay directly to the provider for all utilities not otherwise provided for in this Lease including, but not limited to, electricity consumed by Tenant as measured by such meter(s). Landlord shall be responsible for the cost of maintaining the utility service for such meter(s) at Landlord’s sole cost. Tenant shall pay for utilities in connection with its use and occupancy of the Demised Premises either directly to the utility furnishing same or to the Landlord, pursuant to Article 3.03 above.

(c)                                  Any utilities supplied by Landlord shall be charged at rates no higher than those which would be charged by the local utility company.

(d)                                 If, due to any act or omission by Landlord, its agents, employees or contractors, excepting the results of force majeure, any utility or other service to the Demised Premises is interrupted for forty-eight (48) consecutive hours or more and, as a result thereof, Tenant is unable to continue its normal business operations in the Demised Premises, all Base Rent, additional rent and other charges payable hereunder shall be equitably reduced for the period during which such interruption exists taking into account all of the relevant facts and circumstances. In the event of any such interruption of any utility or other service to the Demised Premises, Landlord shall use reasonable diligence to restore such service as soon as practicable.

3.07                           RUBBISH    Tenant shall, at its own cost and expense, promptly dispose of all garbage, trash and waste arising from the conduct of its business in the Demised Premises at such times and in such manner so as to avoid any obnoxious or offensive smells or odors therefrom or otherwise unreasonably interfering with the comfort and enjoyment of the other occupants of the Building of which the Demised Premises forms a part. Tenant shall keep all rubbish in covered containers in accordance with all governmental rules ordinances and regulations.

ARTICLE IV

4.0.1                        LANDLORD’S OBLIGATIONS    Except for Landlord’s Work, Landlord shall not be required to perform any work on the Demised Premises. Excepting Landlord’s Work, any work which Tenant may require for the preparation of the Demised Premises for Tenant’s use shall be performed by Tenant, at Tenant’s own cost and expense. Excepting Landlord’s Work, any equipment or work which the Landlord installs or constructs in the Demised Premises at the written request of Tenant and on Tenant’s behalf shall be paid for by Tenant within fifteen (15) days after receipt of a detailed invoice therefor at the reasonable out of pocket cost plus five (5%) percent thereof for overhead.

4.02                           CHANGES AND ADDITIONS TO BUILDINGS    (a) Landlord hereby reserves the. right at any time to make alterations or additions to and to construct additional stories on the Building in which the Demised Premises are contained or additions thereto and to build additional stories on the same, so long as same does not adversely affect Tenant’s use, occupancy and access to the Demised Premises or otherwise unreasonably interfere with Tenant’s use, occupancy and access.

(b)                                 In the event that Landlord shall construct an addition or enlargement of any floor, or construct additional floor(s), to the Building, then Tenant’s proportionate share, as stated in paragraph 3.04, shall be reduced under the formula prescribed in paragraph 3.04.

(c)                                  In no event shall Tenant be responsible for any of the costs or expenses paid or incurred by Landlord in performing any Landlord’s construction. Landlord shall diligently prosecute Landlord’s construction to completion without interruption or delay, in a good and workmanlike manner. If Landlord’s construction affects or shall otherwise result in other work required in the Demised Premises, including, without limitation, upgrading any construction or systems in the Demised Premises to comply with applicable building codes, Landlord shall perform such other work as may be required, all at Landlord’s sole cost and expense in the manner required hereunder:

(d)                                 Any scaffolding or other construction aid (collectively, “construction aids”) or covering utilized or authorized by Landlord in connection with Landlord’s construction during the term of this Lease shall be constructed and maintained above the level of Tenant’s storefront and signage and otherwise installed .and maintained in a manner so as not to block or diminish access to or visibility of the Demised Premises and Tenant shall have the right to place its name, logo and advertising content on any such construction aids, at Landlord’s cost and expense. Landlord shall use diligent efforts to remove any such construction aids as soon as possible. Notwithstanding anything contained in this Lease to the contrary, Landlord will not permit any projections, vertical or horizontal, to be erected or maintained (other than Tenant’s signs) which will project along the front or side of the Building so as to in any manner obstruct the view of Tenant’s signs or its store front.

4.03                           ALTERATIONS    (a) All alterations, decorations, additions or improvements, except movable trade fixtures, made by either party shall become the property of Landlord upon installation, unless Landlord shall elect otherwise at the time that Tenant submits plans to Landlord for its approval, to the extent such approval is required under this Lease, and if no approval was required, then as to any such alterations, decorations, additions or improvements made without approval, Landlord may elect otherwise by giving notice not less than sixty (60) days prior to the expiration or other termination of this Lease, or any renewal or extension thereof. In the event that Landlord shall elect otherwise, then such alterations, installations, additions or improvements made by Tenant upon the Demised Premises, as Landlord shall elect, shall be removed by Tenant and Tenant shall restore the Demised Premises to the original condition, at its own cost and expense, prior to the expiration of the term. All damage or injury to the Demised Premises, and to its fixtures, appurtenances and equipment caused by Tenant moving property in or out of the Building, or by installation or removal of furniture, fixtures or other property, shall be repaired by Tenant. There shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant, or others, making any repairs, alterations, additions, or improvements to any portion of the Building or Demised Premises, or to fixtures, appurtenances, or equipment thereof, and/or by reason of failure of Landlord or others to make any repairs, alterations, additions or improvements in or to any portion of the Building or of Demised Premises, or to the fixtures, appurtenances or equipment thereof except as specifically set forth herein. Landlord reserves the right to stop the service of the heating, air conditioning, plumbing and electrical systems when repairs, alterations or improvements are reasonably necessary, until such repairs, alterations or improvements shall have been completed; provided that Landlord uses diligent efforts to minimize any interference with Tenant’s use and occupancy of the Demised Premises and diligently procures such work to completion. Notwithstanding anything contained herein to the contrary, in no event shall Tenant be obligated to remove any demising wall(s) between the Demised Premises and the common area vestibule.

(b)                                 Tenant covenants throughout the term hereof, at its sole cost and expense, to keep the Demised Premises, and all fixtures and equipment therein, all utility systems, and all signs of Tenant erected outside thereof, in good repair, order and condition, making all repairs thereto as may be reasonably required or necessary, ordinary as well as extraordinary, foreseen and unforseen, but the provisions of this Lease shall not require Tenant to make repairs to the structural parts of the Building, including, but not limited to, bearing walls, beams, or roof, it being agreed and understood that Landlord shall make all structural repairs, unless the conditions necessitating such repairs to structural parts shall have been solely caused by Tenant, its agents, servants or invitees and subject to Article 3.05(c) hereof; it being agreed, however, that store fronts shall not be deemed structural parts of the Building within the meaning of the foregoing, and repairs to store fronts are ordinary repairs.

(c)                                  If Tenant refuses or neglects to repair property as required in this Lease agreement and to the reasonable satisfaction of Landlord within thirty (30) days or such longer period as is reasonable under the circumstances, after written demand, Landlord may make such repairs and shall not be liable to Tenant for any loss or damage that may occur to Tenant’s merchandise, fixtures, or other property, or to Tenant’s business by reason thereof, except if arising from Landlord’s, Landlords agents’, employees’ and/or contractors’ negligence or willful misconduct, and upon completion thereof, Tenant shall pay Landlord’s cost for making such repairs plus fifteen (15%) percent for overhead and supervision, as additional rent, to be paid by Tenant within ten (10) business days of receipt of a detailed statement from Landlord setting forth said charges and disbursements.

(d)                                 Landlord shall assist and cooperate with Tenant, without charge to Tenant, in obtaining any and all building permits, licenses, approvals and temporary and permanent certificates of occupancy which may be required for any alterations permitted pursuant to the terms hereof and the lawful construction and occupancy of the Demised Premises for the permitted use.

(e)                                  The Tenant’s plans and renderings depicting Tenant’s alterations to the Demised Premises and attached to this Lease as Schedule D are approved by the Landlord. Landlord shall not unreasonably withhold or delay approval of Tenant’s requests for reasonable modifications to the plans attached as Schedule D, or other initial alterations.

4.04                           LANDLORD’S RIGHT TO ENTER    (a) Landlord or Landlord’s agents shall have the right to enter the Demised Premises at reasonable times, upon reasonable prior written notice to examine the same and to show the Demised Premises to prospective purchasers of the Building, to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, to service the Building hot water heater, to read or have read the electrical meters that service the Demised Premises and other spaces of the Building, and Landlord shall be allowed to take all material into and upon said Demised Premises (but may not store any of same in the Demised Premises) that may be required therefore. During the six months prior to the expiration of the term of this Lease, or any renewal term, Landlord may exhibit the Demised Premises to prospective tenants or purchasers, upon reasonable advance notice and at mutually agreeable times with a representative of Tenant present at all such times. At no time during the Lease Term shall Landlord or Landlord’s agents have the right to enter the Demised Premises without a representative of Tenant present pursuant to the foregoing restrictions.  Furthermore, in no event shall Landlord have the right to enter into any areas designated by Tenant as “security areas” in the Demised Premises, as designated by Tenant in its sole discretion, except upon reasonable notice during regular business hours and accompanied by Tenant’s representative.

(b)                                 If an excavation shall be made upon land adjacent to the Demised Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation license to enter upon the Demised Premises upon advance notice reasonable under circumstances at mutually agreeable times with a representative of Tenant present at all such entries, for the purpose of doing such work as shall be reasonable to preserve the wall of the Building of which the Demised Premises form a part from injury or damage and to support the same by proper foundations, without any claim for damages or indemnification against Landlord or diminution or abatement of rent.

4.05                           LANDLORD’S LIABILITY    Subject to Landlord’s repair obligations set forth in this Lease, Landlord and Landlord’s agents and employees shall not be liable, and Tenant waives all claims, for loss or damage to Tenant’s business or damage to person or property sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence (unless caused by or resulting from the negligence or willful misconduct of Landlord, its agents, contractors, servants or employees) in or upon the Demised Premises or the Building, or any other part of the Building, including but not limited to claims for damage resulting from: (i) any equipment or appurtenances becoming out of repair; .(ii) injury done or occasioned by wind or rain; (iii) any defect in or failure of plumbing, heating or air conditioning equipment, electric wiring or installation thereof, gas, water and steam pipes, stairs, porches, railings or walks; (iv) broken glass; (v) the backing up of any drain, sewer pipe or downspout; (vi) the bursting, leaking, seeping or running of any tank, tub, washstand, water closet, waste pipe, drain or any other pipe or tank in, upon or about the Building or Demised Premises; (vii) the escape of steam, hot water, gas, electricity or oil; (viii) water, snow or ice being upon or coming through the roof, floor, walls, skylight, trapdoor, stairs, doorways, show windows, walks or any other place upon or near the Building or the Demised Premises or otherwise; (ix) the falling of any fixture, plaster, tile or stucco; and (x) any act, omission or negligence of other tenants (other than Landlord or its affiliates), licensees or of any other persons or occupants of the Building or of adjoining or contiguous Buildings or property.

4.06                           MECHANIC’S LIENS    Except in connection with Landlord’s Work, if any mechanic’s lien or other liens or orders for the payment of money or any notice of intention to file a lien shall be filed against the Demised Premises, or the Building or improvement of which the Demised Premises form a part, by reason or arising out of any labor or material furnished or alleged to have been furnished or to be furnished to the Demised Premises or any occupant thereof, or for or by reason of any change, alteration or addition or the cost or expense thereof or any contract relating thereto, or against the interest of Landlord, Tenant shall cause the same to be cancelled and discharged of record by bond or otherwise as allowed by law at the expense of Tenant within thirty (30) days after Tenant receives notice of the filing thereof; and Tenant shall also defend on behalf of Landlord, at Tenant’s sole cost and expense, any action, suit or proceeding which may be brought thereon or for the enforcement of such liens or orders, and Tenant will pay any reasonable out of pocket damages and satisfy and discharge any judgment entered thereon and save harmless Landlord from any claim or damage resulting therefrom.

ARTICLE V

5.01                           LIABILITY INSURANCE    (a) Tenant shall, during the entire term hereof, at Tenant’s expense, keep in full force and effect a policy of public liability and property damage insurance with respect to the Demised Premises, and the business operated by Tenant in said Demised Premises, of which the limits of public liability shall not be less than $5,000,000.00 per accident and the property damage liability shall not be less than $1,500,000.00. The policy shall name Landlord, any person, firms or corporations designated by Landlord in writing, and Tenant as insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving Landlord thirty (30) days prior written notice. The insurance shall be purchased from an insurance company reasonably approved by Landlord and a copy of the policy or a certificate of insurance shall be delivered to Landlord within ten (10) days after signing of the Lease herein by both parties, or in any event prior to the Commencement Date. Upon a failure, after five (5) days’ demand, of Tenant to obtain the insurance policy described above, Landlord is hereby authorized to obtain a policy of insurance, in the limits set forth above on behalf of Tenant and the reasonable premiums for such policy, shall be due and payable with the installment of rent next due.

(b)                                 Tenant’s insurance may be effected by blanket coverage and limitations may be reached by or through excess liability coverages or policies.

(c)                                  All policies of insurance to be maintained by Landlord and/or Tenant under this Lease shall contain a waiver of subrogation in favor of the other party hereto releasing such other party from any liability to such party’s insurer. Furthermore, each party hereby releases the other party, with respect to any claim (including a claim for negligence) which it might otherwise have against the other party, for loss, damage or destruction with respect to its property occurring during the term of this Lease to the extent to which it is, or is required to be, insured under a policy or policies containing a waiver of subrogation or permission to release liability.

(d)                                 Landlord covenants and agrees that at all times during the term of this Lease, Landlord will maintain in force and effect a policy or policies of fire and extended coverage insurance with so-called “all risk” insurance endorsements covering the Demised Premises, the common areas and the Building and all the improvements therein (except for Tenant’s trade fixtures, inventory, equipment and other personal property) to the extent of no less than one hundred (100%) percent of the full replacement cost thereof. Landlord shall also provide commercial general liability coverage, including broad form endorsement, of which the limits shall be no less than $5,000,000.00.

5.02                           PLATE GLASS    Tenant shall replace, at the sole cost and expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever, exclusive of any act or omission of Landlord, its agents, employees and/or contractors, in and about the Demised Premises.

5.03                           HOLD HARMLESS    (a) Tenant shall keep, save and hold harmless Landlord

from any and all damages and liability arising out of the occupancy of Tenant, Tenant’s agents or servants, and from any loss or damage arising from any default, beyond applicable notice, grace and cure periods, by Tenant hereunder.

(b)           In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, Tenant shall protect and hold Landlord harmless and shall pay all reasonable, out of pocket costs, expenses and reasonable attorneys’ fees incurred or paid by Landlord in connection with such litigation; Tenant shall also pay all reasonable out of pocket costs, expenses and reasonable attorney’s fees that may be incurred or paid by Landlord in enforcing the covenants and agreements of this Lease.

(c)           Landlord shall keep, save and hold harmless Tenant from any and all damages and liability arising out of the use, occupancy and maintenance of the Building by Landlord, Landlord’s agents, employees and/or contractors, and from any loss or damage arising from any default, beyond any applicable notice, grace and cure periods, by Landlord hereunder.

5.04         ACTS OF INVITEES, ET AL.    Tenant shall be responsible for the acts of its customers, guests, contractors, licensees, invitees and/or anyone else, on the Demised Premises at the invitation of Tenant, or anyone in their employ, or anyone occupying or using space.

ARTICLE VI

6.01         DEFAULT    (a) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the Demised Premises become vacant or deserted for more than thirty (30) consecutive days, except in connection with a casualty, alteration, force majeure event and/or an assignment of this Lease or subletting of the Demised Premises; or if any execution or attachment shall be issued against Tenant or any of Tenants property, whereupon the Demised Premises shall be taken or occupied by someone other than Tenant, except as specifically herein permitted; or if this lease be rejected under Section 365 of Title 11 of the U.S. Code (Bankruptcy Code); then, in any one or more of such events, upon Owner serving a written thirty (30) days notice upon Tenant specifying the nature of said default, and upon the expiration of said thirty (30) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said thirty (30) day period, and if Tenant shall not have diligently commenced curing such default within such thirty (30) day period, and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default, then Owner may serve a written five (5) days notice of cancellation of this Lease upon Tenant, and upon the expiration of said five (5) days, this Lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this Lease and the term thereof and Tenant shall then quit and surrender the Demised Premises to Owner, but Tenant shall remain liable as hereinafter provided.

(b)           If the cancellation notice provided for in 6.01(a) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall fail to make payment of the rent reserved herein, or any item of additional rent herein mentioned, or any part of either, or in making any other payment herein required within five (5) business days after notice thereof from Landlord; then, and in any of such events, Owner may re-enter the Demised Premises and dispossess Tenant by summary proceedings, and the legal representative of Tenant or other occupant of the Demised Premises, and remove their effects and hold the Demised Premises as if this Lease had not been made.

(c)           In the case of any such default, beyond applicable notice, grace and cure periods, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (i) the rent shall become due thereupon and to be paid upon the time of such reentry, dispossess and/or expiration, together with such reasonable out of pocket expenses as Landlord may incur by reason thereof for legal expenses, attorneys’ fees, brokerage, in putting the Demised Premises in good order, and/or for preparing the same for re-rental; (ii) Landlord may relet the Demised Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease, and may grant concessions or free rent; and (iii) Tenant or the legal representative of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the rent and additional rent hereby reserved: and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease. The failure of Landlord to relet the Demised Premises or any part or parts thereof or to collect rent therefor shall not release or affect Tenant’s liability for damages; provided Landlord uses diligent efforts to so relet the Demised Premises. Any such liquidated damages shall be paid in monthly installments by Tenant on the due date specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord, at Landlord’s option, may make such alterations, repairs, replacements and/or decorations in the Demised Premises as Landlord in Landlord’s then reasonable judgment, considers reasonably advisable and necessary for the purpose of re-letting the Demised Premises; and the making of such alterations and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. In the event of a breach by Tenant of any of the covenants or provisions hereof, beyond any applicable notice, grace and cure periods, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity.

(d)           In the event Tenant shall fail to comply with or perform any of the covenants, conditions or agreements herein contained on Tenant’s part to be performed prior to expiration of applicable notice, grace and cure periods, Landlord shall have the right (but not be obligated) to perform any such covenants, conditions or agreements and Tenant agrees to pay to Landlord on demand as additional rent hereunder, a sum equal to the reasonable out of pocket amount expended by Landlord in the performance of such covenants, conditions or agreements. In the event Landlord shall perform any such covenants, conditions or agreements, Tenant agrees that Landlord, its agents or employees, may, upon reasonable written notice and at reasonable times, enter the Demised Premises and that such entry and such performance shall not constitute an eviction of Tenant, in whole or in part, nor relieve Tenant from the continued performance of all covenants, conditions and agreements of the Lease, and further agrees that Landlord shall not be liable for any claim for loss or damage to Tenant or anyone through or under Tenant, except to the extent arising from Landlord’s and/or its agents’, employees’ or contractors’ willful misconduct or negligence; provided, however, that Landlord uses reasonable efforts to minimize any interference to Tenant.

6.02         NO WAIVER    The receipt by Landlord of Base Rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant, unless such waiver be in writing signed by Landlord or Tenant, as applicable. No payment by Tenant or receipt by Landlord of a lesser amount that the Base Rent or additional rent then due shall be deemed to be other than on account of full payments, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord’s right to recover the balance of such rent or pursue any other remedy provided for by this Lease and/or at law shall not be diminished

6.03         WAIVER OF JURY TRIAL    It is agreed that the parties shall, and hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of said Demised Premises, and/or any claim of injury or damage. In the event Landlord commences any summary proceedings for nonpayment of Base Rent or additional rent, Tenant will not interpose any counterclaim in such proceedings (except for compulsory counterclaims). Tenant may assert such claims in a separate action.

6.04         WAIVER OF REDEMPTION    Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Demised Premises, by reason of the default, beyond applicable notice, grace and cure periods, by Tenant of any of the covenants and conditions of this Lease, or otherwise. No receipt of monies by Landlord from Tenant after the termination or cancellation of this Lease, in any lawful manner, shall reinstate, continue or extend the term of this Lease, or affect any notice theretofore given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of fixed or additional rent or rents then due, or thereafter falling due or operate as a waiver of the rights of Landlord to recover possession of the Demised Premises by proper suit, action, proceeding or remedy. It is agreed that, after the service of notice to terminate or cancel this Lease as elsewhere herein provided and pursuant to the terms herein contained, or the commencement of suit, action or summary proceeding, or any other remedy, or after a final order or judgment for the possession of the Demised Premises, Landlord may demand, receive and collect any monies due, or thereafter falling due, without in any manner affecting such notice, proceeding, suit, action, order or judgment. Any and all such monies collected shall be deemed to be payments towards satisfying Tenant’s obligations to Landlord.

6.05         VENUE    In the event of any dispute under the terms of this Lease, the parties agree that the venue for settling the dispute, will be placed in New York County, State of New York and none other.

6.06         REMEDIES CUMULATIVE    All the rights and remedies herein given to Landlord for the recovery of the Demised Premises because of the default, beyond applicable notice, grace and cure periods, by Tenant in the payment of any sums which may be payable pursuant to the terms of this Lease, or the right to re-enter and take possession of the Demised Premises upon the default or breach of any other covenants beyond applicable notice, grace and cure periods, or the right to maintain any action for Base Rent or additional rent, or damages and all other rights and remedies allowed at law or in equity, are hereby reserved and conferred upon Landlord as distinct, separate and cumulative remedies, and no one of them, whether exercised by Landlord or not, shall be deemed to be in exclusion of any of the others. All rights and remedies herein given to Tenant because of default, beyond applicable notice, grace and cure periods, by Landlord hereunder and all other rights and remedies allowed at law or in equity, are hereby reserved and conferred upon Tenant as distinct, separate and cumulative remedies and no one of them, whether exercised by Tenant or not, shall be deemed to be in exclusion of any of the others.

ARTICLE VII

7.01         ASSIGNMENT AND SUBLETTING    (a) Tenant shall not assign this Lease, or any interest herein, or mortgage or hypothecate this Lease, or any interest herein, or permit the use of the Demised Premises by any person or persons other than Tenant, or sublet the Demised Premises in whole or in part, without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. This prohibition against assigning or subletting shall be construed to include any transfer of this Lease from Tenant by merger, consolidation, liquidation or otherwise by operation of law and except to the extent otherwise set forth herein, shall require the written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed.

(b)           Any consent by Landlord to an assignment and/or sublease shall apply only in the given instance, and a further like act by Tenant or its assignee or subtenant shall require a further prior written consent of Landlord. If Tenant is a corporation, the issuance or transfer of any of the shares of stock of said corporation which results in a change in the ownership of (i) the voting control and/or (ii) the majority of the issued and outstanding stock of said corporation, as compared with such ownership on the date of this Lease, shall be deemed to be an assignment prohibited hereby.

(c)           In the event that Tenant shall seek Landlord’s permission to assign this Lease or sublet the Demised Premises, Tenant shall provide to Landlord the name, address and financial statement of the proposed assignee or sublessee and such other information concerning such proposed assignee or sublessee as Landlord may reasonably require. Any sublessee, assignee or transferee must be of a similar character to the Tenant.

(d)           In the event that Tenant shall at any time during the term of this Lease sublet all or any part of the Demised Premises or assign this Lease, either with the consent of Landlord as herein provided or without the consent of Landlord as permitted herein, then, and in such event, it is hereby mutually agreed that Tenant shall nevertheless remain fully liable under all the terms, covenants and conditions of this Lease including, but not limited to, the provisions for the payment of rent. Tenant’s liability hereunder shall be continuing and shall in no way be affected, modified, increased or diminished by reason of (i) any subsequent assignment or subletting, renewal, modification or extension of this Lease, or (ii) any modification or waiver of or change in any of the terms, conditions and covenants of this Lease, or (iii) any extension of time that may be granted by Landlord to any assignee or sublessee, its successors or assigns, or (iv) a changed or different use of the Demised Premises consented to in writing by Landlord, or (v) any dealings, transactions, or matters occurring between Landlord and said assignee or sublessee, its successors or assigns whether or not notice thereof is given to Tenant. If this Lease be assigned, subleased or any part thereof be subleased or occupied by anybody other than Tenant, Landlord may collect from the assignee, sublessee or occupant any rent or other charges payable by Tenant under this Lease, and apply the-amount collected to the rent and other charges herein reserved, but such collection by Landlord shall not be deemed an acceptance of the assignee, sublessee or occupant as a tenant nor a release of Tenant from performance by Tenant under this Lease.

(e)           Landlord shall not unreasonably withhold, delay or condition its consent to an assignment of this Lease in connection with a bona fide sale of Tenant’s business (conducted at the Demised Premises), provided (i) the assignee assumes in writing the performance and observance of all the terms, covenants and conditions of this Lease on the part of Tenant to be performed and observed; (ii) the assignee shall conduct its business in accordance with the permitted uses; (iii) the assignee shall have substantial retail or banking experience; and (iv) a duplicate original of the assignment and assumption is delivered to Landlord within five (5) business days after its execution, to the extent permitted by law and/or banking regulations and if not, at such time when delivery of same is permitted.

(f)            In the event of any sale, assignment, sublease or other transfer of this Lease either by consent, court or administrative proceeding, or otherwise, whereby the Base Rent and or additional rent provided for in said assignment, sublease or other transfer exceeds the Base Rent and/or additional rent payable by Tenant to Landlord as provided in this Lease, less Tenant’s reasonable out of pocket costs, if any, for brokerage fees and commissions, legal fees and tenant concessions in connection with the assignment and/or sublease (the “Excess Rent”), then this Excess Rent shall be shared by Landlord and Tenant equally, and Landlord’s share of such Excess Rent shall be due and payable to Landlord in addition to annual Base Rent and additional rents provided for in this Lease. This provision shall be binding upon Tenant, Tenants representatives, and Tenant’s transferees.

(g)           Notwithstanding anything contained in this Lease to the contrary, Tenant shall have the right to assign, transfer or otherwise convey this Lease or sublet all or any portion of the Demised Premises (without the consent of Landlord and without the necessity to share any proceeds of such transaction with Landlord) in connection with (i) a merger, consolidation or reorganization of Tenant, (ii) a sale of any of the capital stock of, or equity interest in, Tenant, or (iii) a sale of all or a substantial portion of the assets of Tenant, or the stock of Tenant or leases for (or assets of) branches operating under the then-current trade name of Tenant conducting business in the majority of Tenant’s branches in the region in which the Building is located, or (iv) any assignment or subletting involving an Affiliate.

(h)           If Landlord and an unaffiliated assignee of Tenant amend this Lease, Tenant shall not be liable for the performance and observance of the obligations to be performed by the assignee pursuant to the provisions of this Lease, as amended; however; Tenant shall remain liable for the performance and observance of all the original obligations to be performed by Tenant pursuant to this Lease (unless otherwise expressly provided in this Lease), provided that Tenant shall have received copies of any default notice(s) and a reasonable opportunity to cure any such default.

(i)            The issuance or transfer of the stock, partnership interests or other equity interests of Tenant (i) as a result of the public offering or trading of Tenant’s stock on a nationally recognized exchange or on the NASDAQ over-the-counter market or (ii) as a result of a private placement or other raising of funds to be invested in Tenant for future expansion or additional working capital, shall not be deemed to be an assignment, transfer or change in control requiring Landlord’s consent.

(j)            For the purposes of this Lease, the term “Affiliate” shall mean Tenant’s parent or any division, subsidiary or affiliate of Tenant as Tenant’s parent, or any other entity controlling, controlled by, or under common control or ownership with Tenant, Tenant’s parent or any successor to any of the aforesaid.

(k)           In the event of any assignment of this Lease or subletting of all or any portion of the Demised Premises, the assignee or subtenant, as the case may be, shall have the right to change the permitted use as contemplated herein, subject to Landlord’s approval.

ARTICLE VIII

8.01         SUBORDINATION AND NON-DISTURBANCE    (a) Within thirty (30) days of the date hereof, Landlord shall deliver to Tenant from each existing mortgagee or other holder of an interest in the Demised Premises (each a “Lender”) superior to Tenant’s leasehold interest therein a fully executed and notarized written agreement (hereinafter referred to as a “Non-Disturbance Agreement”) in substantially the form annexed hereto as Schedule C. In the event that Landlord fails to timely provide a Non-Disturbance Agreement as aforesaid, then Tenant shall have the right to either (x) terminate this Lease upon notice to Landlord or (y) receive an abatement of Base Rent due hereunder on a per diem basis for each day that Landlord fails to deliver same after expiration of the aforesaid thirty (30) day period.

(b)           Landlord’s right and privilege to subordinate this Lease to future Lenders is conditioned upon Landlord delivering to Tenant a fully executed and notarized Non-Disturbance Agreement, in substantially the form annexed hereto as Schedule C, from any future Lender

(c)           Tenant agrees, upon demand, without cost, to execute instruments as may be reasonably required to further effectuate or confirm such subordination, any such Lender, Landlord and Tenant shall have entered into a Non-Disturbance Agreement, which shall provide to Tenant the benefits described in this Article 8:01. Except as expressly provided in this Lease by reason of the occurrence of a Tenant default, beyond applicable notice, grace and cure periods, Tenant’s tenancy and Tenant’s rights under this Lease shall not be disturbed, terminated or otherwise adversely affected, nor shall this Lease be affected, by any default or otherwise under any Mortgage, and in the event of a foreclosure or other enforcement of any Mortgage, or sale in lieu thereof, the purchaser at such foreclosure sale shall be bound to Tenant for the Term of this Lease and any Extension Term, the rights of Tenant under this Lease shall expressly survive, and this Lease shall in all respects continue in full force and effect so long as no Tenant default has occurred and is continuing beyond applicable notice, grace and cure periods. Tenant shall not be named as a party defendant in any such foreclosure suit, except as may be required by Law.

(d)           At any time prior to the expiration of the Lease Term, Tenant agrees, at the election-and upon demand of any Landlord of the Demised Premises, or of a Lender who has executed and delivered a Non-Disturbance Agreement for Tenant’s benefit pursuant to Paragraph 8.01(a) or (b) above, to attorn, from time to time, to any such Landlord or Lender, upon the terms and conditions of this Lease, for the remainder of the Term. The provisions of this Paragraph 8.01(d) shall inure to the benefit of any such Landlord or Lender, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the foreclosure of the Mortgage so long as a new lease is entered into between Tenant and the holder of such Mortgage on the same remaining terms and conditions as this Lease, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions.

(e)           Landlord hereby represents that the only existing Lender is TD BankNorth.

8.02         ESTOPPELS    (a)   Within twenty (20) days after request therefor by Landlord, Tenant agrees to deliver a certification, in recordable form (“Tenant’s Estoppel”), certifying that this Lease is unmodified and in full force and effect (or if there shall have been modifications that the same is in full force and effect as modified and stating the modifications) and’ the dates to which the Base Rent, additional rent and other charges have been paid in advance, if any, and stating whether or not, to the best knowledge of the signer of such certificate, Tenant is in default in the performance of any covenant, agreement or condition contained in this Lease, beyond applicable notice, grace and cure periods, and, if so, specifying each such defaults of which the signer may have knowledge, and any other information reasonably requested by Landlord, it being intended that any such statement delivered pursuant to this Section may be relied upon by any proposed mortgagee or purchaser.

(b)           Within twenty (20) days after request therefor by Tenant, Landlord agrees to deliver to Tenant a statement (the “Landlord Estoppel”) in writing certifying that this Lease is unmodified and in full force and effect (or if there shall have been modifications that the same is in full force and effect as modified and stating the modifications) and the dates to which the Base Rent, additional rent and other charges have been paid in advance, if any, and stating whether or not, to the best knowledge of the signer of such certificate, Tenant is in default in the performance of any covenant, agreement or condition contained in this Lease, beyond applicable notice, grace and cure periods, and, if so, specifying each such default of which the signer may have knowledge, and any other information reasonably requested by Tenant, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective lender, assignee or subtenant of Tenant’s interest in this Lease.

ARTICLE IX

9.01         RESTORATION    (a) Tenant must give Landlord prompt notice of fire, accident, damage or dangerous or defective condition at the Demised Premises to the extent known. If the entire Demised Premises cannot be used because of fire or other casualty, Tenant is not required to pay rent from the time the Demised Premises first became unusable until ten (10) days after Landlord notifies Tenant of substantial completion of Landlord’s restoration work. If only part of the Demised Premises cannot be used, Tenant must pay rent for the usable portion. Should Landlord opt to rebuild as provided for in paragraph (b) of this section, Landlord need only repair the damaged structural parts of the Demised Premises. Landlord is not required to repair or replace any equipment, fixtures, furnishings or decorations. Landlord is not responsible for delays due to settling insurance claims, obtaining estimates, labor and supply problems or any other cause not fully under Landlord’s control, so long as Landlord uses diligent efforts with regard to same.

(b)           Within thirty (30) days after the date of such casualty, Landlord shall reasonably determine whether the repair and restoration of the Building will take in excess of one hundred eighty (180) days. If the repair or restoration of the Building will take in excess of one hundred eighty (180) days, then either party shall have the right to terminate this Lease upon notice given within thirty (30) days of Landlord’s determination, in which event the Lease shall terminate thirty (30) days after such notice and Landlord shall promptly deliver to Tenant any prepaid rent and security deposited with Landlord hereunder. Notwithstanding anything to the contrary contained in this Lease, if the Demised Premises is damaged or destroyed by fire or any casualty which cannot, despite diligent, good faith efforts be repaired or restored within one hundred eighty (180) days following the date on which such damage occurs, then Tenant may elect to terminate this Lease upon at least thirty (30) days prior written notice and Landlord shall promptly deliver to Tenant any prepaid rent and security deposited with Landlord hereunder. In addition, if Tenant does not have the right to terminate as aforesaid, then, if the Building and/or Demised Premises is not actually repaired and restored within two hundred ten (210) days from the date of such casualty, Tenant may cancel this Lease at any time before Landlord completes the repairs to the Building and delivers the restored Demised Premises to Tenant and in such event, Lander shall promptly deliver to Tenant any prepaid rent and security deposited with Landlord hereunder. Furthermore, Tenant shall have the right to terminate this Lease in the event of any casualty affecting the Building and/or the Demised Premises, which occurs during the last two (2) years of the term of this Lease and, in such event, Landlord shall promptly deliver to Tenant any prepaid rent and security deposited with Landlord hereunder. This section is intended to replace the terms of New York Real Property Law Section 227.

(c)           Tenant shall have no entitlement or right to any insurance proceeds payable to Landlord as a result of damage to the Building.

(d)           Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease in the event of damage to the Building.

(e)           Whether destruction is partial or total, Tenant shall, upon reasonable prior notice, remove its moveable stock, fixtures and equipment to facilitate Landlord’s restoration.

9.02         EMINENT DOMAIN    (a) If the whole of the Demised Premises shall be acquired or condemned by Eminent Domain or otherwise for any public or quasi-public use or purpose, then and in that event, the term of this Lease shall cease and terminate upon the date of title vesting in such proceeding.

(b)           If part of the Demised Premises shall be acquired or condemned by Eminent Domain or otherwise for any public or quasi-public use, the Base Rent and additional rent to be paid hereunder shall be apportioned on the basis of the floor area so taken. In the event such partial taking shall exceed fifty (50.0%) percent of Tenant’s floor area, this Lease may be cancelled by either party upon the giving of five (5) days notice within thirty (30) days from the date title shall vest in the condemning authority. If less than fifty percent (50%) of Tenant’s floor area is taken, but such taking affects Tenant’s access to, ingress and/or egress or otherwise adversely affects Tenant’s use and occupancy of the Demised Premises, as determined in Tenant’s sole and absolute discretion, then Tenant shall have the right to terminate this Lease upon notice to Landlord and Landlord shall promptly refund to Tenant any prepaid rent and the security deposit then held by Landlord.

(c)           In no event shall Tenant have a claim for or be entitled to the value of any unexpired term of this Lease, nor otherwise be entitled to any part of the award paid for such condemnation and Landlord is to receive the full amount of such award, Tenant hereby expressly waiving any right or claim to any part thereof. Nothing contained herein shall be deemed to prevent Tenant from making a claim in any condemnation proceedings for the cost of Tenant’s move and the unamortized cost of Tenant’s leasehold improvements; provided that such claim does not diminish Landlord’s award

ARTICLE X

10.01       SIGNAGE    (a) Landlord has not conveyed to Tenant any rights in or to the outside walls of the Building of which the Demised Premises form a part, and Tenant shall not display or erect any awnings or other projections or do any boring, or cutting or stringing of wires, or make any alterations, decorations, additions or improvements in or to the Demised Premises, or in or to the Building, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant shall have the right to make interior decorative, non-structural alterations, additions or improvements without Landlord’s consent. Anything to the contrary herein notwithstanding, Tenant, at Tenant’s expense, shall have the right to erect two (2) signs on the exterior of the Building, which may be projecting and/or fascia signs (“Signs”).

(b)           Signs shall comply with all rules and regulations of any governing authorities having jurisdiction thereof, including the obtaining of permits or renewal of same.

(c)           Signs shall not interfere with the signs of any other tenant in the Building existing as of the date hereof, or block any windows of the Building.

(d)           Signs shall be erected only in such place as shall be reasonably designated by Landlord and such manner as prescribed in the Tenant’s plans and specifications as approved by Landlord’s architect, or as approved in writing by Landlord, in either case, which approval shall not be unreasonably withheld, conditioned or delayed.

(e)           Tenant shall remove the Signs and re-install at Landlord’s expense or, at Tenant’s election, replace the Signs, at Tenant’s expense, if required to facilitate Building maintenance pursuant to local laws.

(f)            Tenant shall remove the Signs, at Tenant’s expense, at or prior to the termination of its tenancy, without damage to the Building and shall restore the Building to its condition before installation of Signs to the extent reasonably possible, reasonable wear and tear excepted.

10.02       SECURITY GATES    Tenant may, at Tenant’s cost and expense, have an interior, mesh-type security gate installed within the storefront of the Demised Premises. Said security gate shall be installed without damage to the Building and shall be erected only in such place and in such manner as prescribed in the plans and specifications approved by Landlord or Landlord’s architect, which approval shall not be unreasonably withheld conditioned or delayed.

ARTICLE XI

11.01       LANDLORD’S COVENANT OF QUIET ENJOYMENT    Landlord covenants that, upon Tenant paying the rent and additional rent, and observing and performing all the terms, covenants and conditions on Tenant’s part to be observed and performed, prior to the expiration of any applicable notice, grace and cure periods, Tenant may peaceably and quietly enjoy the premises hereby demised subject, nevertheless, to the terms and conditions of this Lease, and to any ground Leases underlying the Lease and mortgages herein mentioned or provided for. In any event, Tenant shall have the right to use and access the Demised Premises twenty-four hours per day, seven days per week.

11.02      NO WASTE    Tenant shall not commit or suffer to be committed any waste upon the Demised Premises, or any nuisance or other act or thing which may unreasonably disturb the quiet enjoyment of any other tenant in the Building.

11.03      SURRENDER    Anything herein to the contrary notwithstanding, upon the termination of this Lease and vacating of the Demised Premises, Tenant agrees to leave the Demised Premises broom clean and in good repair, excepting reasonable wear and tear and damage by casualty as permitted herein. The Tenant shall remove its moveable trade fixtures and all of its property at the termination of the term of this Lease, or same shall be deemed abandonment of such property and removed by Landlord at the reasonable expense of Tenant.

11.04      HOLDOVER    Any holding over, after the expiration of the term hereof, or an Extension Term, without the consent of Landlord, shall be deemed to be a tenancy from month to month at a rate equal to 125% of the Base Rent then in effect, plus additional rent. Nothing contained herein shall be construed as authorization, or consent for Tenant to hold over beyond the expiration of the term of this Lease.

11.05                     BROKER    Tenant represents that it has not dealt with any broker in regard to the Demised Premises, or to bring about this Lease, except for Transwestern and Colliers ABR, Inc. Landlord represents that it has not dealt with any broker in regard to the Demised Premises, or to bring about this Lease, except for G.E. Grace & Company, Inc. (“Landlord’s Broker”) and Landlord agrees to pay G.E. Grace & Company, Inc., Colliers ABR, Inc. and Transwestern pursuant to a Commission Agreement dated September 22, 2008 by and between Landlord and G.E. Grace & Company, Inc. Tenant acknowledges that a claim has been made against it by First New York Realty Co., Inc. for commissions alleged to be due as a result of dealings with Tenant in regard to the Demised Premises. Tenant acknowledges that neither Landlord nor G.E. Grace & Company, Inc. were aware, or had reason to be aware, of Tenant’s dealings, if any, with First New York Realty Co., Inc. in regard to the Demised Premises. Tenant agrees to indemnify, save, protect, defend (including costs of defense) and hold harmless Landlord and G.E. Grace & Company, Inc. from any claim for commission or compensation sought by First New York Realty Co., Inc., and any other broker, other than Landlord’s Broker, Colliers ABR, Inc. and Transwestern, in connection herewith and with whom Tenant has dealt. Landlord agrees to be defended by counsel of Tenant’s choice, provided that all costs of defense are paid by Tenants ab initio. Landlord agrees to indemnify, save and protect and hold harmless Tenant from any claim for commission or compensation sought by Landlord’s Broker, Colliers ABR Inc. and Transwestern or any other broker with whom Landlord has dealt, in connection herewith.

11.06                     COVENANTS    The provisions of this Lease are to be construed as covenants and all the provisions hereof shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

11.07                     NOTICES    All notices, consents, approvals, demands, requests and other communications (collectively, “notices” and individually, a “notice”) which are required or desired to be given by either party to the other shall be in writing. All notices by either party to the other shall be sent by United States registered or certified mail, return receipt requested, postage prepaid, or by overnight mail, addressed to the other party at its address set forth below, or personally delivered (with receipt acknowledged) to such address or at such other address as it may from time to time designate in a notice to the other party. All notices to Tenant shall be sent to Tenant, at the addresses provided below. Notices which are given to Tenant or Tenant in the manner aforesaid shall be deemed to have been given or served for all purposes hereunder on (i) the third business day following the date on which such notice was put into the mail, if sent by United States registered or certified mail, return receipt requested, postage prepaid, (ii) the next business day following the date such notice was sent, if sent by overnight mail, and (iii) the business date such notice shall have been personally delivered or refused if sent by personal delivery.

If to Landlord:	Kam Hing Realty-NYC, LLC
Attention: Arthur Courbanou

308 Fifth Avenue
New York, New York 10001

With a copy to:	Zraick, Nahas & Rich, Esqs.
303 Fifth Avenue, Suite 1201
New York, New York 10016-6695
Attention: Robert Paul Rich, Esq.

If to Tenant:	Prior to the Commencement Date:

Wilshire State Bank
Attention: Regional Manager
11 West 32nd Street
New York, New York 10001

After the Commencement Date:

Wilshire State Bank
Attention: Regional Manager
308 Fifth Avenue
New York, New York 10001
with copies to:

Wilshire State Bank
3200 Wilshire Blvd., 7th Floor
Los Angeles, CA 90010
Attention: Chief Operations Administrator

and	Pryor Cashman LLP
7 Times Square, 3rd Floor
New York, New York 10036-6569
Attn: Ronald B. Kremnitzer, Esq.

11.08                CAPTIONS    The captions and article numbers, marginal notes and index appearing in this Lease are inserted only as a matter of convenience, and in no way define, limit, describe or affect the scope or intent of this Lease.

11.09                DEFINITIONS    (a) The term “Landlord” as used in this Lease means only the Landlord or the mortgagee in possession for the time being of the land and Building (or the Landlord of the Lease of the Building, or of the land and Building) of which the Demised Premises form a part, so that in the event of any sale or sales of said land and Building or of said Lease, or in the event of a Lease of said Building, or the land and Building, Landlord as named in this Lease shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder. It shall be deemed and construed, without further agreement between the parties or their successors-in-interest, that the purchaser or the lessee of the Building has assumed and agrees to carry out any and all covenants and obligations of Landlord hereunder including, but not limited to, the obligations in connection with the security deposited by Tenant hereunder. The words “re-enter” and “re-entry” as used in this Lease are not restricted to their technical legal meaning.

(b) The use of the neuter singular pronoun to refer to Landlord or Tenant shall, nevertheless, be deemed a proper reference even though Landlord and/or Tenant may be an individual, a corporation, a partnership or a group of two or more individuals or corporations.

11.10                    DUE AUTHORIZATION    The parties each respectively represent and warrant that it is (i) in good standing in its state of formation, (ii) qualified to conduct business in the State of New York and (iii) has been duly authorized to enter into this Lease pursuant to its terms.

11.11                    RECORDING    Tenant covenants not to place this Lease or any memorandum of this Lease on record without the prior written consent of Landlord.

11.12                    INVALIDITY OF PARTICULAR PROVISIONS    If any term or provision of this Lease, or the application thereof to- any person or circumstance, shall, to any extent, be invalid or unenforceable, then the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

11.13                    ENTIRE AGREEMENT    This Lease contains the entire agreement between the parties, and any agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

11.14                    ATTORNEYS’ FEES AND COSTS:    If either party hereto is made or otherwise becomes a party to any litigation commenced by or against the other party involving the enforcement of any of the rights and remedies of such party, or arising on account of the default of the other party in the performance of such party’s obligations hereunder, after any applicable notice, grace and cure periods, then the prevailing party in any such litigation shall receive from the other party all reasonable costs and attorneys’ fees and disbursements incurred by such party.

11.15                   MUTUAL WAIVER:    Landlord and Tenant, as between themselves, hereby waive the right to seek or collect punitive or consequential damages.

11.16                   WAIVER OF LANDLORD’S LIEN:    Landlord hereby expressly waives any lien, right of distraint or related or similar rights now or hereafter granted to Landlord by statute, or otherwise, with respect to Tenant’s personal property, trade fixtures, inventory, or stock-in-trade in or on the Demised Premises for non-payment of rent, default by Tenant, or any other reason whatsoever; to the extent a waiver of any lien is unenforceable, Landlord hereby subordinates such lien to the lien of any holder of indebtedness of Tenant.

ARTICLE XII

12.01                     HAZARDOUS MATERIALS    (a) Landlord warrants and represents that, to the Landlord’s knowledge without expert inspection, there are no Hazardous Materials (as defined below) in the Demised Premises or the Building systems serving same. Landlord covenants and agrees to comply with Environmental Laws (as defined below). The term “Hazardous Materials” means friable asbestos and friable asbestos-containing material; any chemical, material or substance at any time defined as or included in the definition of “hazardous substances”, “hazardous wastes”, hazardous materials”, “extremely hazardous waste”, “biohazardous waste”, “pollutant”, “toxic pollutant”, “contaminant”, “restricted hazardous waste”, “acutely hazardous waste”, “radioactive waste”, “infectious waste”, “toxic substances”, or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or words of similar import) under any Legal Requirement; any oil, petroleum, petroleum fraction or petroleum derived substance; mercury; urea formaldehyde foam insulation; electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; provided, however, that such term shall not be deemed to include (a) limited quantities of substances typically used and reasonably necessary for the ordinary operation and maintenance of the Building and Building systems serving the Demised Premises, so long as such substances are used, transported, stored and handled in accordance with all Environmental Laws; or (b) oil, petroleum, petroleum fractions or petroleum derived substances used for purposes of heating or providing emergency power for the Building. “Environmental Laws” means all applicable Federal, State and local laws, statutes, ordinances, permits, orders, decrees, guidelines, rules, regulations and orders pertaining to health or the environment (“Environmental Laws”), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”) and the Resource Conservation and Recovery Act (“RCRA”), as each of the foregoing have been amended and may be amended from time to time. “Abatement Work” shall be defined as the removal of any and all Hazardous Materials and the delivery to Tenant of a clearance certificate from the applicable governmental jurisdiction (or, if no governmental jurisdiction issues such certificate, then from a licensed environmental hygienist) certifying the complete removal thereof.

(b) If Hazardous Materials are discovered in the Demised Premises or Building systems serving the Demised Premises at any time during the Lease Term hereof, then, at Tenant’s request, Landlord shall, at its sole cost and expense, promptly perform all Abatement Work and repair or replace all improvements damaged by the Abatement Work. Base Rent and additional rent shall abate from the date on which the Hazardous Materials are discovered and Tenant has ceased conducting business from the affected portion(s) of the Demised Premises until the date on which the Abatement Work is complete and all damaged improvements are repaired or replaced to the extent that Tenant may reoccupy the entire Demised Premises for the conduct of Tenant’s business. Any such abatement of Base Rent and additional rent shall be in proportion to the square footage of the affected portion(s) as against the square footage of the useable portion(s) of the Demised Premises.  Landlord shall be solely responsible for and shall comply with all legal requirements with respect to Hazardous Materials in the Demised Premises, provided that such Hazardous Materials were not installed thereon by Tenant or Tenant’s employees or contractors.

ARTICLE XIII

13.01                     RULES AND REGULATIONS    Tenant covenants and agrees with Landlord to obey, in all respects, the following rules and regulations:

(1)                                  The delivery, shipping, loading or unloading of merchandise, supplies and fixtures to and from the Demised Premises shall be subject to such rules and regulations as in the reasonable judgment of Landlord are reasonably necessary for the proper operation of the Building, so long as same does not interfere with the conduct of Tenant’s business, use, occupancy or access to the Premises;

(2)                                  No aerial, antennae, satellite dish or microwave facility shall be erected on the roof or exterior walls of the Building, or on the grounds, without obtaining the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. Any aerial, antennae, satellite dish or microwave facility so installed without such written consent shall be subject to removal without notice at any time;

(3)                                  No loudspeakers, televisions, phonographs, radios or other devices shall be used in a manner so as to be heard outside of the Demised Premises without the prior written consent of Landlord;

(4)                                  Tenant shall keep the Demised Premises at a temperature sufficiently high to prevent freezing of water in pipes and fixtures;

(5)                                  The plumbing facilities shall not be used for any other purposes than that for which they are constructed, and no foreign substance of any kind shall be thrown therein;

(6)                                  Tenant shall not burn any trash or garbage of any kind in or about the Building;

(7)                                  No auction, fire, bankruptcy, selling out sales, or sidewalk sales shall be conducted on or about the Demised Premises without prior written consent of Landlord;

(8)                                  Intentionally Omitted.

(9)                                  Tenant shall not permit any unlawful or immoral practice or business to be carried on or committed upon the Demised Premises;

(10)                            Tenant shall not use the Demised Premises for any purpose or in any manner whatsoever which create a nuisance or injure the reputation of the Building or Landlord;

(11)         Tenant shall not bring, or permit to be brought or kept in or on the Demised Premises, any inflammable, combustible or explosive fluid, material, chemical or substance, except limited amounts in compliance with applicable laws, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to unreasonably permeate in or emanate from the Demised Premises;

(12)                           Tenant shall maintain the Demised Premises free of vermin, insects, and rodents, and shall provide for exterminating services to the Demised Premises as needed;

(13)                          Tenant agrees to keep the store front and sidewalk adjacent thereto and up to 18 inches into the street abutting the sidewalk clear and free from any debris and litter, snow and ice, and graffiti. Tenant shall sweep and maintain in clean condition the sidewalk in front of the Demised Premises;

(14)         Tenant shall operate the Demised Premises during the term of this Lease with due diligence and efficiency, unless prevented from doing so by cause beyond Tenant’s reasonable control.

(15)         Tenant shall comply with all further reasonable rules and regulations for the use and occupancy of the Building as Landlord from time to time reasonably promulgates for the best interests of the Building. If Tenant disputes the reasonableness of any future rule or regulation, Tenant shall so notify Landlord within ninety (90) days after the promulgation thereof, and the dispute shall be settled by arbitration by and in accordance with the rules then existing of the American Arbitration Association. Landlord shall have no liability for the violation of any rules or regulations by any other tenant (unless such other tenant is Landlord or any of its affiliates), nor shall such violation, or the waiver thereof, excuse Tenant from compliance. All rules and regulations shall be enforced non-discriminately as to all tenants in the Building.

Signature Page Follows

IN WITNESS WHEREOF, Landlord and Tenant have duly signed and sealed this Lease as of the day and year first above written.

Witness for Landlord:		Landlord
KAM HING REALTY-NYC, LLC
	By	Kam Hing Enterprises, Inc., Member

/s/ [ILLEGIBLE]	By	/s/ Howard Yung
Howard Yung, President

Witness for Tenant:		Tenant WILSHIRE STATE BANK
/s/ [ILLEGIBLE]	By	/s/ David Kim
David Kim, Officer

ACKNOWLEDGEMENT PAGE FOLLOWS

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California

County of Log Angeles

On	July 31, 2009	before me,	Katie Hahn, Notary Public	,
	Date		Here Insert Name and Title of the Office
personally appeared		David kim
Name(s) of Signer(s)
,

who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

	Signature	/s/ Katie Hahn
Place Notary Seal Above		Signature of Notary Public

OPTIONAL

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

Description of Attached Document

Title or Type of Document:

Document Date:	Number of Pages:

Signer(s) Other Than Narhed Above:

Capacity(ies) Claimed by Signer(s)

Signer’s Name:

☐            Individual

☐            Corporate Officer — Title(s):_________________________________________

☐            Partner — ☐ Limited ☐ General

☐            Attorney in Fact

☐            Trustee

☐            Guardian or Conservator

☐            Other:

Signer Is Representing:

RIGHT THUMBPRINT OF SIGNER

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Signer’s Name:

☐            Individual

☐            Corporate Officer — Title(s):_________________________________________

☐            Partner — ☐ Limited ☐ General

☐            Attorney in Fact

☐            Trustee

☐            Guardian or Conservator

☐            Other:

Signer Is Representing:

RIGHT THUMBPRINT OF SIGNER

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©2007 National Notary Association • 9350 De Soto Ave., P.O. Box 2402 • Chatsworth, CA 91313-2402 • www.NationalNotary.org  Item #5907  Reorder: Call Toll-Free 1-800-876-6827

ACKNOWLEDGMENTS

STATE OF NEW YORK	)
:ss.:
COUNTY OF	)

On the day of August in the year 2009, before me, the undersigned, personally appeared                                 , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacities, and that by his/her/their signature(s) on the instrument, the individual(s), or the person(s) upon behalf of which the individual(s) acted, executed the instrument

Notary Public

STATE OF NEW YORK	)
:ss.:
COUNTY OF NEW YORK	)

On the 3rd day of September in the year 2009, before me, the undersigned, personally appeared Howard K. H. Yung, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacities, and that by his/her/their signature(s) on the instrument, the individual(s), or the person(s) upon behalf of which the individual(s) acted, executed the instrument

/s/ Robert Paul Rich
Notary Public

ROBERT PAUL RICH

Notary Public, State of New York
No. 02RI4746994
Qualified in Kings County
Commission Expires April 30, 2010

Schedule A-2

LANDLORD’S WORK

Prior to and as a condition of delivery of possession of the Demised Premises to Tenant, Landlord agrees to complete the following work (collectively, “Landlord’s Work”):

1.             Landlord shall remove and dispose of all asbestos and/or asbestos containing materials on the Basement, Ground floor and Second floor.  Landlord will provide Tenant with ACP-5 certification.

2.             Electrical service to the Basement, Ground floor and Second floor is to be separated from service to the balance of the Building and separately metered for Tenant’s use. New electrical service shall be in two (2) meters (one serving the ground floor and basement and the other serving the second floor of the Demised Premises) each for Tenant’s exclusive use.

3.             Landlord shall deliver, in good working order, the HVAC unit(s) that serve the Demised Premises. Provided that Tenant has obtained and kept continuously in force and effect a commercially reasonable maintenance contract pertaining to the HVAC unit(s) and has undertaken the manufacturer required periodic maintenance of the same throughout the Lease Term, then Landlord shall repair and/or replace, as needed and at Landlord’s sole cost the condenser, evaporator and/or compressor components of the HVAC system.

Witness for Landlord:		Landlord
KAM HING REALTY-NYC, LLC
	By	Kam Hing Enterprises, Inc., Member

/s/ [ILLEGIBLE]	By	/s/ Howard Yung
Howard Yung, President

Witness for Tenant:		Tenant
WILSHIRE STATE BANK,

/s/ [ILLEGIBLE]	By	/s/ David Kim
David Kim, Officer

Schedule B

SURRENDER DECLARATION

Pursuant to Section 2.13(a)(iii) of the Lease between WILSHIRE STATE BANK (“Tenant”) and KAM HING REALTY-NYC, LLC (“Landlord”) dated as of                     , 2009, Tenant hereby surrenders the keys and possession of the ground floor, second floor and basement (“Premises”) in the Building known as and by the street address 308 Fifth Avenue York, New York 10001, to Landlord, effective immediately.

Dated:

WILSHIRE STATE BANK, Tenant

By:
, Officer, and

By:
, Officer

Agreed to and Accepted as of this
day of , 2

KAM HING REALTY-NYC, LLC

By:
Howard Yung, Member

Schedule C

Form of Subordination, Non-Disturbance Attornment Agreement

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is entered into by and among WILSHIRE STATE BANK (“Tenant”), whose address is 3200 Wilshire Boulevard, 7th Floor, Los Angeles, CA 90010, KAM HING REALTY-NYC, LLC (“Landlord”), whose address is 308 Fifth Avenue, New York, New York 10001, and                                  ( the “Lender”), whose address is                                                       .

W I T N E S S E T H :

WHEREAS, Landlord, or its successor or designee, is the owner in fee simple of the real property described in Exhibit A attached hereto, together with the improvements thereon (collectively, the “Property”);

WHEREAS, Landlord and Tenant have entered into a certain Lease (as the same may have been or may hereafter be amended, modified, renewed, extended or replaced, the “Lease”), dated                        , 20                        , leasing to Tenant a portion of the Property (the “Premises”);

WHEREAS, Lender is the holder of that certain mortgage dated as of              and recorded in                     on                  (the “Mortgage”); the Mortgage encumbers, among other things, the Property.

WHEREAS, Lender, Landlord and Tenant desire to confirm their understanding with respect to the Lease and the Mortgage and the rights of Tenant and the Lender thereunder.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Subordination. Notwithstanding anything to the contrary set forth in the Lease, Tenant hereby subordinates and subjects the Lease and the leasehold estate created thereby and all of Tenant’s rights thereunder to the Mortgage and the liens thereof and all advances and rights of the Lender thereunder and to any and all renewals, modifications, consolidations, replacements and extensions thereof, as fully and as if the Mortgage and all of its renewals, modifications, consolidations, replacements and extensions had been executed, delivered and recorded prior to execution of the Lease.

2.             Non-Disturbance. If, at any time, the Lender or any person or entity or any of their successors or assigns who shall acquire the interest of Landlord under the Lease through a foreclosure of the Mortgage, the exercise of the power of sale under the Mortgage, a deed-in-lieu of foreclosure, an assignment-in-lieu of foreclosure or otherwise (each, a “New Owner”) shall succeed to the interests of Landlord under the Lease, so long as the Lease is then in full force and effect, Tenant complies with this Agreement and no default , after notice and expiration of applicable cure periods, on the part of Tenant (collectively, a “Default”) exists under the Lease, the Lease shall continue in full force and effect as a direct lease between the New Owner and Tenant, upon and subject to all of the terms, covenants and conditions of the Lease, for the balance of the term thereof. Tenant hereby agrees to attorn to and accept any such New Owner as landlord under the Lease and to be bound by and perform all of the obligations imposed by the Lease, and the Lender, or any such New Owner of the Property, agrees that it will not disturb the possession of Tenant and will be bound by all of the obligations imposed on the Landlord by the Lease; provided, however, that any New Owner shall not be:

(a)            liable for any act or omission of a prior landlord (including Landlord) arising prior to the date upon which the New Owner shall succeed to the interests of Landlord under the Lease, which, as to maintenance and repair obligations, shall not then be continuing; or

(b)           subject to any claims, offsets or defenses which Tenant might have against any prior landlord (including Landlord) arising prior to the date upon which the New Owner shall succeed to the interests of Landlord under the Lease which are not specifically provided for in the Lease; or

(c)            except as permitted by the Mortgage, bound by any rent or additional rent which Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one (1) month or by any security deposit, cleaning deposit or other prepaid charge which Tenant might have paid in advance to any prior landlord, (including Landlord), except to the extent that such New Owner actually comes into exclusive possession of the same; or

(d)           bound by any assignment (except as permitted by the Lease), surrender, release, waiver, cancellation, amendment or modification of the Lease made without the written consent of the Lender; or

(e)            responsible for the making of any improvement to the Property or repairs in or to the Property in the case of damage or destruction of the Property or any part thereof due to fire or other casualty or by reason of condemnation unless such New Owner shall be obligated under the Lease to make such repairs and shall have received insurance proceeds or condemnation awards sufficient to finance the completion of such repairs; or

(f)            obligated to make any payment to Tenant except for the timely return of any security deposit or pre-paid rent (but not more than one month in advance) actually received by such New Owner.

Nothing contained herein shall prevent the Lender from naming or joining Tenant in any foreclosure or other action or proceeding initiated by the Lender pursuant to the Mortgage to the extent necessary under applicable law in order for the Lender to avail itself of and complete the foreclosure or other remedy, but such naming or joinder shall not be in derogation of the rights of Tenant as set forth in this Agreement.

3.            Payments to Lender and Exculpation of Tenant. Tenant is hereby notified that the Lease and the rent and all other sums due thereunder have been collaterally assigned to the Lender.  In the event that the Lender or any future party to whom the Lender may assign the

Mortgage notifies Tenant of a default under the Mortgage and directs that Tenant pay its rent and all other sums due under the Lease to the Lender or to such assignee, Tenant shall honor such direction without inquiry and pay its rent and all other sums due under the Lease in accordance with such notice. Landlord agrees that Tenant shall have the right to rely on any such notice from the Lender or any such assignee without incurring any obligation or liability to Landlord, and Tenant is hereby instructed to disregard any notice to the contrary received from Landlord or any third party.

4.             Attornment. If the interest of Landlord under the Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of the Mortgage and the obligations secured thereby or pursuant to a taking of a deed in lieu of foreclosure (or similar device), Tenant shall be bound to the successor and, except as otherwise provided in this Agreement, the successor shall be bound to Tenant under all of the terms, covenants and conditions of the Lease, for the unexpired balance of the term thereof remaining (and any extensions, if exercised), with the same force and effect as if the successor were the landlord, and Tenant does hereby (a) agree to attorn to the successor, including the Lender, if it is the successor, as its landlord, (b) to ratify and reaffirm its obligations under the Lease and (c) agree to make payments of all sums due under the Lease to the successor, said attornment, ratification, reaffirmation and agreement to be effective and self-operative without the execution of any further instruments, upon the successor succeeding to the interest of Landlord under the Lease and notice of such succession being given to the Tenant in the manner set forth in Section 7 of this Agreement. Tenant waives the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give it any right or election to terminate or otherwise adversely affect the Lease or the obligations of Tenant thereunder by reason of any foreclosure or other proceedings for enforcement of the Mortgage or the taking of a deed in lieu of foreclosure (or similar device).

5.             Notice. Any notice, demand, statement, request, consent or other communication made hereunder shall be in writing and shall be validly given or made if (i) delivered by hand, (ii) deposited in the United States mail, certified or registered, postage prepaid, return receipt requested, or (iii) delivered by a nationally recognized next day delivery courier service, and service shall be deemed given the first business day delivery is attempted. Notices to Tenant and Landlord shall be addressed in accordance with Section 11.07 of the Lease. Notices to Lender shall be addressed to the address set forth in the preamble hereto. Any party may change its address for the purpose of receiving notices or demands as herein provided by a written notice given in the manner aforesaid to the other party hereto, which notice of change of address shall not become effective, however, until the actual receipt thereof by the other party or delivery is refused.

6.             Miscellaneous.

(a)            In the event of any conflict or inconsistency between the provisions of this Agreement and the Lease, the provisions of this Agreement shall govern; provided, however, that the foregoing shall in no way diminish Landlord’s obligations or liability to Tenant under the Lease. The Lender’s enforcement of any provisions of this Agreement or the Mortgage shall not entitle Tenant to claim any interference with the contractual relations between Landlord and Tenant or give rise to any claim or defense against any Lender or the Lender with respect to the enforcement of such provisions.

(b)           Tenant agrees that this, Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement pursuant to the Lease.

(c)           This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the interest of Tenant under this Agreement may not be assigned or transferred without the prior written consent of the Lender.

(d)           The captions appearing under the paragraph number designations of this Agreement are for convenience only and are not a part of this Agreement and do not in any way limit or amplify the terms and provisions of this Agreement.

(e)            If any portion or portions of this Agreement shall be held invalid or inoperative, then all of the remaining portions shall remain in full force and effect, and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion or portions held to be invalid or inoperative.

(f)            This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.

(g)           This Agreement may be executed in any number of separate counterparts, each of which shall be deemed an original, but all of which, collectively and separately, shall constitute one and the same agreement.

(h)           This Agreement cannot be altered, modified, amended, waived, extended, changed, discharged or terminated orally or by any act on the part of Tenant, Landlord or the Lender, but only by an agreement in writing signed by the party against whom enforcement of any alteration, modification, amendment, waiver, extension, change, discharge or termination is sought.

[SEE ATTACHED SIGNATURE PAGES]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates set forth adjacent to their signatures below to be effective as of the date of the Mortgage.

TENANT:

By:
Name:
Title:

LANDLORD:

By:
Name:
Title:

LENDER:

By:
Name:
Title:

EXHIBIT A

PROPERTY DESCRIPTION

REGAL TITLE AGENCY as agent for
LAWYERS TITLE INSURANCE CORPORATION

Title Number: REM-01-25224

SCHEDULE A CONTINUATION

BLOCK 833 LOT 42 ON THE TAX MAP OF NEW YORK COUNTY

ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Borough of Manhattan, County, City and State of New York, bounded and described as follows:

BEGINNING at a point on the westerly side of 5th Avenue, distant 74 feet 3/4 inches northerly from the point of intersection of said line with the northerly side of West 31st Street;

thence westerly parallel with West 31st Street, 100 feet;

thence northerly parallel with 5th Avenue, 24 feet 8-1/4 inches;

thence easterly along the center line of the block 100 feet to the westerly side of 5th Avenue;

thence southerly along the westerly side of 5th Avenue, 24 feet 8-1/4 inches to the point or place of BEGINNING.

ALTA OWNER’S POLICY

2

SCHEDULE D

Tenant’s Plans-

(6 pages)

First Floor Demolition / Construction Plan

First Floor Furniture / Elect / Tel. Plan

Second Floor Demolition / Construction Plan

Second Floor Furniture / Elect / Tel. Plan

Basement Demolition / Construction Plan

Basement Furniture / Elect / Tel. Plan